Exhibit 10.20
ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made on December 15, 2021 (the “Effective Date”) by and among LianBio, an exempted company organized and existing under the laws of the Cayman Islands (“LianBio”) and LianBio Development (HK) Limited, a limited liability company organized under the laws of the Hong Kong Special Administrative Region (“LianBio Development”). Each of LianBio and LianBio Development is referred to herein as a “Party” and, collectively, as the “Parties”.
INTRODUCTION
WHEREAS, LianBio and Pfizer Inc. (“Pfizer”) are parties to a certain Strategic Collaboration Agreement dated November 17, 2020 (the “Collaboration Agreement”), attached hereto as Exhibit A, pursuant to which LianBio has agreed to enter into a strategic collaborative arrangement with Pfizer in the in-license, Development and Commercialization of the Products in the Territory (each of the capitalized terms in the preceding sentence is as defined under the Collaboration Agreement);
WHEREAS, LianBio Development is a wholly-owned subsidiary of LianBio; and
WHEREAS, pursuant to Section 11.4 of the Collaboration Agreement, (A) LianBio desires to assign and transfer, and effect an assignment of, the Collaboration Agreement to LianBio Development, including all of LianBio’s rights and obligations thereunder, such that LianBio Development assumes all of LianBio’s rights and obligations thereunder as if the original party thereto in place of LianBio, and (B) LianBio Development desires to accept and agree to such assignment.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:
1.Assignment and Assumption.
1.1.Effective as of the Effective Date, LianBio hereby irrevocably assigns and transfers to LianBio Development all rights, licenses, title, interest, claims, demands, liabilities, duties, and obligations of LianBio under the Collaboration Agreement, including, without limitation, all rights, interests, claims, and demands recoverable in law or equity that LianBio has or may have under the Collaboration Agreement (a) for past, present, and future breaches by Pfizer of the Collaboration Agreement, (b) for past, present, and future tort or fraud claims, and (c) for compromising, settling, suing for, and collecting any profits and damages in connection with any of the foregoing, all of the foregoing to be held and enjoyed by LianBio Development, its successors and assigns or their legal representatives, as fully and entirely as if LianBio Development had at all times been a party to the Collaboration Agreement in place of LianBio (such assignment, the “Assignment”).
1.2.LianBio Development hereby (a) irrevocably accepts the Assignment, and (b) (i) agrees to be bound by the Collaboration Agreement in accordance with its terms, (ii) assumes all liabilities, duties, and obligations of LianBio under the Collaboration Agreement, and (iii) acquires all rights, licenses, title, interest, claims, and demands of LianBio under the Collaboration Agreement, in each case, as if LianBio Development had at all times been a party to the Collaboration Agreement in place of LianBio.

1.3.LianBio Development shall assume all liability for any breach, non-observance or failure by LianBio to perform any performance, covenants, agreements, duties, and obligations expressed to be undertaken by LianBio under the Collaboration Agreement, irrespective of whether or not any such breach, non-observance or failure is known to any of the Parties.
2.Release. All actions prior to the Effective Date taken by LianBio in fulfillment of its obligations and duties under the Collaboration Agreement shall be considered to have discharged those parts of LianBio’s obligations and duties under the Collaboration Agreement. All payments, obligations and duties of LianBio under the Collaboration Agreement due and payable or due to be performed on or prior to the Effective Date shall be paid or performed by LianBio Development in accordance with the terms of the Collaboration Agreement.
3.Further Assurances. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request to effect the intent and purposes of this Agreement.
4.Interpretation; Successors. It is the clear intent of all Parties that the Assignment will be interpreted as an assignment and not a novation. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Collaboration Agreement. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and shall not be construed as conferring any rights on any other person.
5.Notice. The contact information of LianBio under Article 11.6 (Notices) of the Collaboration Agreement shall be deleted in its entirety and replaced with the following language:

LianBio Development:
LianBio Development (HK) Limited
Address:	RM 1901, 19/F Lee Garden One 33 Hysan Avenue, Causeway Bay HK
Attention:	Yizhe Wang, Chief Executive Officer
With copies to:	Ropes & Gray LLP 36F Park Place 1601 Nanjing Road West Shanghai, China 200040 Attention: Eric Wu Fax: 86-21-6157-5299 Email: Eric.Wu@ropesgray.com

6.Dispute Resolution; Governing Law. Sections 11.1, 11.2 and 11.3 of the Collaboration Agreement shall apply to this Agreement mutatis mutandis.

7.Jury Waiver. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES TO ARBITRATE AS SET FORTH IN SECTION 6. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
8.Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if all Parties have not executed the same counterpart. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail will be deemed to be original signatures.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative on the Effective Date.

LIANBIO
By:     /s/ Yizhe Wang
Name: Yizhe Wang
Title: Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative on the Effective Date.

LIANBIO DEVELOPMENT (HK) LIMITED
By:     /s/ Wan Hing Raphael HO
Name: Wan Hing Raphael HO
Title: Director

[Signature Page to Assignment and Assumption Agreement]

Exhibit A
Collaboration Agreement
[Exhibit A to Assignment and Assumption Agreement]